Exhibit 99.1

Leadis Technology Reports First Quarter 2009 Results

SUNNYVALE, California – April 30, 2009 – Leadis Technology, Inc. (Nasdaq: LDIS), an analog and mixed-signal semiconductor developer of touch controllers and LED driver products for mobile consumer electronics devices, today announced results for the first quarter of 2009, ended March 31, 2009.

Q1 2009 Highlights

•

As part of its restructuring effort to reduce operating expenses and focus the company on capacitive Touch sensors and LED drivers, Leadis made several strategic divestitures during the quarter: 1) its display driver product assets were sold for $3.5 million plus $0.5 million of assumed liabilities, 2) assets related to a development-stage power management product were sold for $2.3 million, and 3) its audio product assets were sold for $1.45 million.

•	Leadis achieved 16 new product design wins in the quarter, including 4 capacitive Touch design wins and 12 LED driver design wins.

•

Leadis announced availability of its proprietary LED-Sense™ Temperature Sensing and Compensation Engine for licensing to third parties. This IP had been available only in the company’s previously announced LDS8160 RGB and white LED driver.

•	Leadis introduced the LDS8710 family of innovative inductor-based, high-efficiency LED drivers, with the launch of its 40V integrated synchronous rectifier.

Financial Results

First quarter revenue was $2.0 million, in line with the company’s guidance. First quarter gross profit was $0.3 million. Under generally accepted accounting principles (GAAP), first quarter net loss was $2.8 million, or $0.09 per share, as compared with the $14.2 million, or $0.48 per share, net loss reported in the previous quarter and the $10.1 million, or $0.35 per share, net loss reported in the first quarter of 2008. The GAAP loss in the first quarter of 2009 included a net gain from sales of the company’s display driver and audio product assets as well as assets related to a development-stage power management product.

In addition to reporting GAAP results, the company reports non-GAAP results, which exclude the net gain on sales of assets and technology, stock-based compensation expense per FAS 123(R), acquisition-related expenses and restructuring charges. Non-GAAP net loss for the first quarter of 2009 was $3.7 million, or $0.13 per share, as compared to a net loss of $11.6 million, or $0.40 per share, in the fourth quarter of 2008 and a net loss of $8.3 million, or $0.29 per share, in the first quarter of 2008. A reconciliation of GAAP measures to non-GAAP measures is included in the financial statements portion of this press release.

Business Summary

“First quarter revenue met our expectations while operating expenses were below our guidance as a result of the sales of product assets during the quarter,” said Mr. Tony Alvarez, President and CEO. “We targeted reducing quarterly operating expenses below $4.0 million, and now expect they will fall below $3.4 million in the second quarter. By divesting the display driver and audio product assets we are able to focus our resources on our Capacitive Touch sensor and LED driver products. These products have been well received by customers and our design win momentum continues to grow, even in a tough market. We achieved first revenue on our Touch sensor product family and expect continued revenue growth from both LED drivers and Touch sensors in the second quarter.”

Leadis announced during the quarter that its proprietary LED-Sense(TM) Temperature Sensing and Compensation Engine, implemented in the LDS8160, is now available for licensing to third parties as an embedded, stand-alone IP block. “The availability of our LED-SenseTM Temperature Sensing and Compensation Engine for licensing enables us to extend the applicability of the IP embedded in our LDS8160 product, which was designed for portable backlighting, to higher power applications, including solid-state lighting,” said Mr. Alvarez. “This technology, which allows for direct measurement and control of the LED junction temperature, gives LED lighting system designers a new tool for reducing the cost and improving the reliability of LED lighting. We believe that LED-SenseTM has great promise and it is starting to get the attention of manufacturers in the growing solid state lighting market segment.”

Q2 2009 Outlook

“We see positive indications of revenue growth in our legacy display driver products and from recent Touch sensor and LED driver design wins,” said Mr. Alvarez. “While we continue to generate the majority of our revenue from legacy display driver products, the Touch sensor and LED driver product group revenue should more than double quarter over quarter.”

Based on information currently available to the company, expectations for the second quarter of 2009 are as follows:

•	Revenue is expected to be approximately $2.4 million in the second quarter of 2009.

•	Non-GAAP operating expenses will be below $3.4 million.

Conference Call Today

Leadis will broadcast its conference call today, Thursday, April 30, 2009 at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss its first quarter 2009 earnings and provide additional guidance.

To listen to the call, dial 1-877-852-6543 approximately ten minutes before the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial 1-888-203-1112. The confirmation code for the replay is 4299838.

A live webcast of the call will be available on the investor relations section of the company’s web site, http://ir.leadis.com. An archived webcast of the call will remain available until the company’s next earnings call.

IR Contacts

John Allen, Chief Financial Officer

Eric Itakura, Director Business Development & Investor Relations

(408) 331-8616

About Leadis Technology, Inc.

Leadis Technology, Inc., headquartered in Sunnyvale, California, designs, develops and markets analog and mixed-signal semiconductors that enable and enhance the features and capabilities of portable and consumer electronics devices. Leadis’ product offerings include LED drivers, which provide controlled levels of current required to drive light emitting diodes in diverse applications including mobile backlight units; touch controller ICs, which enable highly reliable touch-based input controls and attractive industrial design options for both mobile and non-mobile applications; and color display drivers, which are critical components of displays used in mobile consumer electronic devices.

Non-GAAP Financial Measures

Leadis reports financial information in accordance with generally accepted accounting principles (GAAP), but believes that non-GAAP financial measures are helpful in evaluating its ongoing operating results and comparing its performance to comparable companies. Leadis management uses financial statements that exclude share-based compensation expense; gains and losses on sales of product assets; restructuring expenses, including severance; the impact of purchase accounting expenses, including in-process research and development expenses; amortization of purchased intangible assets; impairment charges for goodwill and other intangible assets; and retention expenses connected with acquisitions, to plan and evaluate its financial performance. Consequently, Leadis has excluded these expenses and charges in deriving calculations of net income (loss), net income (loss) per share, gross profit or margin and certain operating expenses (including cost of sales, research and development, selling, general and administrative, and provision for income taxes). Leadis believes the inclusion of these non-GAAP measures enhances the comparability of current results against the results of prior periods. These non-GAAP measures will enable investors to evaluate the company’s operating results and business outlook in a manner similar to how the company internally analyzes its operating results and makes strategic decisions. Investors should note, however, that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. The company does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure. For additional information on the non-GAAP financial measures, please see the Form 8-K regarding this press release furnished today with the Securities and Exchange Commission.

Cautionary Language

This press release contains forward-looking statements regarding the company’s business and financial outlook for the second quarter of 2009 and beyond, based on the company’s current expectations. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” “confident,” “optimistic,” “targeted,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the company’s current views and assumptions but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that the company may not be able to maintain its current level of revenue or its gross margin levels; risks that one or more of the company’s concentrated group of customers may reduce demand or price for the company’s products or a particular product; risks that design wins will not result in meaningful revenue; the company’s dependence on a limited number of products; risks that the company’s new products may not be completed in a timely fashion or gain market acceptance; risks associated with the company’s efforts to expand its LED driver and Touch sensor products; the rate at which design wins go into production; general economic conditions; risks related to the semiconductor and portable electronic industries; the company’s ability to keep up with technological change; risks associated with any strategic transaction undertaken by the company; risks with managing international activities; and other factors. For a discussion of these and other factors that could impact the company’s financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to the company’s Annual Report on Form 10-K for the year ended December 31, 2008 in the sections titled Risk Factors and Forward-Looking Statements, which is available at www.leadis.com. The projections in this press release are based on information currently available to the company. Although such projections, as well as the factors influencing them, may change in the future, the company undertakes no responsibility to update the information contained in this press release. (LDISG)

LEADIS TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$19,781	$21,642
Restricted cash	—	1,775
Short-term investments	5,316	7,726
Accounts receivable, net	1,830	1,936
Inventory	1,123	2,673
Prepaid expenses and other current assets	4,626	1,559

Total current assets	32,676	37,311
Property and equipment, net	995	2,440
Goodwill and purchased intangible assets, net	—	—
Long term investments	1,020	1,620
Other assets	1,382	1,398

Total assets	$36,073	$42,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$828	$2,257
Taxes payable	—	323
Deferred margin	89	697
Other accrued liabilities	1,644	4,479

Total current liabilities	2,561	7,756
Long-term tax liabilities	1,681	1,659
Other noncurrent liabilities	583	441

Total liabilities	4,825	9,856
Stockholders’ equity:
Common stock and additional paid-in capital	111,236	110,140
Accumulated deficit	(79,988)	(77,227)

Total stockholders’ equity	31,248	32,913

Total liabilities and stockholders’ equity	$36,073	$42,769

LEADIS TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2009	2008	2008
Revenue	$2,022	$2,317	$5,607
Cost of sales	1,762	5,903	5,609

Gross profit (loss)	260	(3,586)	(2)
Research and development expenses	2,290	5,379	5,333
Selling, general and administrative expenses	2,651	4,262	4,699
Amortization of purchased intangible assets	—	27	848
Impairment of goodwill and intangible assets	—	53	—

Total operating expenses	4,941	9,721	10,880
Net Gain on sales of assets and technology	(1,691)	—	—

Operating loss	(2,990)	(13,307)	(10,882)
Interest and other income (expense), net	264	(840)	798

Loss before benefit from income taxes	(2,726)	(14,147)	(10,084)
Provision for (benefit from) income taxes	35	75	(10)

Net loss	$(2,761)	$(14,222)	$(10,074)

Basic and diluted net loss per share	$(0.09)	$(0.48)	$(0.35)

Shares used in computing basic and diluted per share amounts	29,528	29,423	29,015

LEADIS TECHNOLOGY, INC.

SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008
A. GAAP net loss	$(2,761)	$(14,222)	$(10,074)
Adjustment for stock-based compensation within:
Cost of sales	20	47	19
Research and development expenses	176	281	133
Selling, general and administrative expenses	233	679	572
Benefit from (provision for) income taxes			(218)
Adjustment for acquisition of business within:
Research and development expenses	—	302	198
Selling, general and administrative expenses	—	404	254
Amortization of purchased intangible assets	—	27	848
In-process research and development	—	—	—
Provision for income taxes	—	—	—
Adjustment for restructuring charges within:
Cost of sales	—	53	—
Research and development expenses	215	603	—
Selling, general and administrative expenses	62	144	—
Amortization of purchased intangible assets	—	53	—
Adjustment for gain on sales of assets and technology	(1,691)	—	—

Non-GAAP net loss	$(3,746)	$(11,629)	$(8,268)
B. GAAP basic and diluted net loss per share	$(0.09)	$(0.48)	$(0.35)
Adjustment for stock-based compensation	0.01	0.03	0.02
Adjustment for acquisition of business	—	0.02	0.04
Adjustment for restructuring charges	0.01	0.03	—
Adjustment for gain on sales of assets and technology	(0.06)	—	—

Non-GAAP basic and diluted net loss per share	$(0.13)	$(0.40)	$(0.29)
C. GAAP Gross Margin	12.9%	-154.8%	0.0%
Adjustment for stock-based compensation	0.9%	2.0%	0.3%

Non-GAAP gross margin	13.8%	-152.8%	0.3%
D. GAAP operating expenses	$4,941	$9,721	$10,880
Adjustment for stock-based compensation within:
Research and development expenses	(176)	(281)	(133)
Selling, general and administrative expenses	(233)	(679)	(572)
Adjustment for acquisition of business within:
Research and development expenses	—	(302)	(198)
Selling, general and administrative expenses	—	(404)	(254)
Amortization of purchased intangible assets	—	(27)	(848)
In-process research and development	—	—	—
Adjustment for restructuring charges within:
Cost of sales	—	(53)	—
Research and development expenses	(215)	(603)	—
Selling, general and administrative expenses	(62)	(144)	—
Amortization of purchased intangible assets	—	(53)	—

Non-GAAP operating expenses	$4,255	$7,175	$8,875